Exhibit 99.1
NEWS RELEASE For Immediate Release

SONO beginings drilling on the BONNYRIDGE COPPER SILVER/ project IN BOTSWANA, Africa

Vancouver, British Columbia, March 9, 2012 - Sono Resources, Inc. (OTCQB: SRCI) (the "Company" or "Sono") has generated the first 12 drill targets and has begun drilling on its 100% owned copper/silver project in Botswana, Africa.

The drill targets were generated from the interpretation of high-resolution airborne magnetic (HRAM) data that was produced in late 2011 in preparation for this year's drilling program originally scheduled to start in January. The HRAM data results are of high quality and provide invaluable insight into the structural and geological setting.

The program is designed to test for the presence of sediment-hosted copper/silver mineralization on the initial target locations to a depth of approximately 150 meters.

A detailed HRAM Map with drill targets is available for online viewing here (http://tinyurl.com/7j2vtg8).

Geological interpretation suggests that it appears that the geological evolution of this portion of the KCB underwent two tectonic episodes - one, a simple compressive regime, which generated the ubiquitous synclines and anticlines observed throughout the belt, followed by a later compression from a possible left lateral regional shear couple.

This second episode has overprinted many Reidel structural elements and thrusting.

"The geology of the Bonnyridge license blocks is all structurally controlled and the HRAM data allows us better insight into interpretation.", states Sono Resources' geologist Luc Antoine. "Encouragingly, several of the priority targets from the HRAM data interpretation coincide with the geophysical anomalies."

The Bonnyridge licenses are located in the central portion of the Kalahari Copper Belt (KCB), in Botswana, and is widely characterized as the south-westerly extension of the Zambian/Democratic Republic of Congo Copper belt that runs through Botswana and into Namibia.

About Sono Resources, Inc.

Sono Resources, Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is in the center of the Kalahari Copper Belt, recognized as one of the largest exploration copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact: Investor Relations

1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.